Exhibit 10.1

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO RULE 24B-2 AND ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST.  COPIES OF THIS EXHIBIT CONTAINING THE OMITTED INFORMATION HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED PORTIONS OF THIS DOCUMENT ARE MARKED WITH A [***].

Exhibit A

EVALUATION AGREEMENT

This Evaluation Agreement (the “Agreement”) is made by and between Novartis Vaccines and Diagnostics, Inc., 4560 Horton Street, Emeryville, California 94608 (“Novartis Diagnostics”), and Accelr8 Technology Corporation, a corporation having its address at 7000 North Broadway, Building 3-307, Denver, Colorado 80221 (“Accelr8”), effective as of 14 June, 2010 (“Effective Date”), as follows:

WHEREAS:

A.	Novartis Diagnostics is engaged in the business of discovering, developing, manufacturing, marketing and selling diagnostic products;

B.	Accelr8 is engaged in the business of discovering, validating and developing quantitative bacterial diagnostics systems that can be used directly by healthcare professionals;

C.
In reliance upon that skill, knowledge and experience, the parties wish to perform an Evaluation of how reproducibly Accelr8’s materials and technology can determine the identification, quantitation, and antibiotic resistance testing of bacterial pathogens for the purpose of evaluating the potential of a future business collaboration between the parties using Accelr8’s clinical assay technology;

D.
Both parties also wish to ensure, and each party agrees, that any confidential information disclosed by one to the other, now or in the future, should be subject to the restrictions on disclosure and use contained in this Agreement.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements set forth in this Evaluation Agreement, the parties agree as follows:

1.           Definitions.

“Data” means the results of the Evaluation, including but not limited to interim and final written Evaluation reports.

“Evaluation” means the evaluation more fully described in the Evaluation Plan.

“Evaluation Plan” means the written description of the Evaluation attached hereto as Exhibit A and incorporated herein.

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“Company Materials” means the materials and sequences thereof (either in numerical or alpha arrangement or a combination thereof) or technology specifically described in Exhibit B, together with (i) any part, progeny, mutant or hybrid thereof, (ii) any nucleic acid or other genetic material derived therefrom, (iii) any vector particles derived therefrom, and any progeny, derivatives or modifications of any such vector particles, (iv) any copy, complement or transcription or expression product thereof, (v) any combination of any of the foregoing with other substances (other than Novartis Diagnostics Materials), (vi) any related biological material and associated know-how and data that Accelr8 provides to Novartis Diagnostics.

“Principal Investigator” means Jody Witt for Novartis Diagnostics.

“Publication” means any public presentation or publication regarding the Evaluation or the Data.

2.           Evaluation.  Novartis Diagnostics wishes to perform the Evaluation as more fully described in the Evaluation Plan.  In conducting the Evaluation, the parties will take the following actions:

(a)           Principal Investigators.  The Evaluation shall be performed under the direction of the Principal Investigator.

(b)           Company Materials. Accler8 shall provide sufficient quantities of Company Materials to Novartis Diagnostics to enable performance of the Evaluation solely for Novartis Diagnostics’ use in the Evaluation and not for any other purpose, nor may Novartis Diagnostics take, send or allow Company Materials received to be provided to any third party, without obtaining Accler8’s prior written approval.  Upon termination or expiration of this Agreement, or upon written request, Novartis Diagnostics shall destroy any unconsumed Company Materials and any progeny, portions or derivatives thereof remaining in its possession.

(c)           Data.  The parties shall freely share with each other all Data generated in the course of the Evaluation.  In addition, each party shall, upon reasonable request of the other party from time to time during the course of the Evaluation, provide the requesting party a written summary of the results of the providing party’s Evaluation activities to date.  In addition, if mutually agreed upon, each party shall provide the other with a final written report of the results of its performance of the Evaluation within ten (10) business days after the conclusion or termination of the Evaluation.

(e)           Expenses.  Novartis Diagnostics agrees to pay Accler8 a total of one hundred fifty thousand dollars (USD $150,000) for Accelr8’s commitment to costs and expenses associated with the performance of its obligations hereunder payable within fifteen (15) business days of the Effective Date.

3.           Ownership and Use of Materials and Data.

(a)           Company Materials.  Accler8 shall solely own all right, title and interest in and to the Company Materials.  Novartis Diagnostics shall use the Company Materials solely for purposes of carrying out the Evaluation, and shall not take, send or otherwise provide the Company Materials to any third party without Accelr8’s prior written approval.

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(c)           Data.  Neither party may disclose the Data to any third party without the other party’s prior written approval.

4.           Confidentiality, Non-Use Obligations and Data Privacy.

(a)           Confidential Information.  During the course of the Evaluation, Novartis Diagnostics and Accler8 may each disclose confidential and/or proprietary information, including but not limited to each party’s proprietary materials and technologies, economic information, business or research strategies, trade secrets and material embodiments thereof (each party’s “Confidential Information”), to the other solely for the purpose of carrying out the Evaluation.

(b)           Confidentiality and Non-Use.  For a period of seven (7) years following either the expiration or termination of this Agreement, the recipient shall maintain the disclosing party’s Confidential Information in confidence.  The recipient shall use the disclosing party’s Confidential Information solely for its performance of the Evaluation, unless otherwise mutually agreed in writing.

(c)           Exclusions.  The recipient’s obligations of confidentiality and non-use shall not apply to any information that:  (i) is shown by contemporaneous documentation of the recipient to have been in its rightful possession prior to receipt from the disclosing party; (ii) is or becomes, through no fault of the recipient, publicly known; (iii) is furnished to the recipient by a third party without breach of a duty to the disclosing party; (iv) is independently developed by the recipient without access to the disclosing party’s Confidential Information; or (v) such disclosure is required by applicable law, provided that the disclosing party has received advance notice of the proposed disclosure by the recipient.

(d)           No Receipt of Third Party Confidential Information.  Neither party shall disclose to the other party any confidential information obtained from a third party on a confidential basis unless the disclosing party has obtained written permission from such third party to do so, or the information is in the public domain.

(e)           Data Protection (Privacy).  Personal information including Accelr8 employee names, addresses, qualifications, relevant experience (clinical trial or otherwise), financial information relating to, among other matters, compensation and reimbursement payments, and other personal data may be collected and processed for administrative purposes in connection with the Evaluation.  The information is being collected to conduct the Evaluation and will also be used for administrative purposes such as to process communications or payments if any.  The information will not be publicly published, publicly attributed to Accelr8’s employees, or shared with or disclosed to any other party except those directly involved with the Novartis Diagnostics operations, or to such parties involved in the technical administration and maintenance of any database which will house the information.

Consent is sought to gather this personal information which will be processed in the United States and other European Union (EU) and European Economic Area (EEA) countries by Novartis Diagnostics.  It will be stored in either an automated or manual database.  The United States, like some other non-European Union locations, provides a level of privacy protection that is not as stringent as that in the European Union.  Privacy and data protection laws and regulations vary from country to country.

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Novartis Diagnostics will provide sufficient technical security and organizational measures to protect the information against accidental or unlawful destruction or accidental loss, alteration, unauthorized disclosure or access.

In order to review the data, to amend or correct it, to request to have the information cleared from the database, or to have questions answered relating to the information or to a database, you may contact Novartis Diagnostics at NVD.IntegrityCompliance@Novartis.com or at the following Novartis Diagnostics address:

Integrity & Compliance
Novartis Vaccines and Diagnostics, Inc.
350 Massachusetts Avenue
Cambridge, MA  02139
Fax:  (510) 597-5881

The information will be kept in accordance with the Novartis Records and Retention Policy for the requisite length of time and method of destruction.

By signing this agreement Accelr8 agrees that the information provided above will be collected and processed.  Accler8’s employees have the right, upon reasonable notice; to obtain a complete extract of the information stored which pertains to such Accelr8 employee and/or to request the correction and/or the deletion of any such stored information without providing any reasons.

5.           Intellectual Property.

(a)           Internal Use License.  Subject to each party’s obligations, during the term of the Evaluation each party shall have a co-exclusive, royalty-free license, without the right to sublicense, to use the Data solely for the purpose of negotiating a potential strategic or collaborative agreement between Accler8 and Novartis Diagnostics.  Nothing contained within this Agreement shall impose an obligation to negotiate or enter into any future agreement.

(b)           No Implied Rights in Intellectual Property.  Except as expressly set forth in Article 5(a) hereof, nothing herein shall be deemed to grant to either Novartis Diagnostics or Accler8 any rights under the other party’s patents, patent applications, know-how (whether patentable or unpatentable) or other intellectual property rights of the other party.  Accler8 may not use the Data, or any information derived therefrom for any products or processes or for profit-making or commercial purposes, including the filing of patent applications relating to the Data, or their use, without Novartis Diagnostics’ prior written permission.

6.           Publications.  Neither Novartis Diagnostics nor Company shall make any Publication without providing the text of the proposed Publication to the other party at least sixty (60) days prior to submission thereof to a publisher or any third party and obtaining the written consent of the other to such Publication in the form provided to it.  In the case of an oral presentation, the term “text” will refer to an abstract setting forth all material information to be covered by the oral presentation.  Within this period, at Novartis Diagnostics’ request, the Publication shall be delayed for a maximum of ninety (90) days from initial disclosure in order to protect the potential patentability of any Invention described therein.  In no event shall either party disclose any Confidential Information of the other party in any Publication.  The parties shall, in any Publication, consider joint authorship and acknowledge the contributions and publications of the other as scientifically appropriate.

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7.           Representations and Warranties.  Each party represents and warrants to the other party as follows:

(a)           Such party has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution, delivery and performance by such party of this Agreement has been duly and validly authorized, and no additional authorization or consent is required in connection with the execution, delivery and performance by such party of this Agreement.

(b)           This Agreement has been duly executed and delivered by such party and constitutes a valid and legally binding obligation of such party, enforceable in accordance with its terms.

(c)           Such party shall use all Company Materials received from the other party in compliance with all applicable laws and regulations, including, where applicable, those relating to the treatment of laboratory animals and NIH guidelines pertaining to biological materials, and shall not use any such Company Materials in humans. Such party represents and warrants that it shall perform the Evaluation with reasonable due care and in conformity with current generally accepted standards and procedures, and that it is the responsibility of its management to establish appropriate quality assurance, quality controls and review procedures.  Such party also represents and warrants that it complies with, and, in performing its duties under this Agreement it shall comply in all material respects with Good Laboratory Practices (GLPs), and all other applicable laws, codes, regulations, rules, decrees, orders and the like of any applicable governmental authority.

8.           Limited Warranty.  Acceler8 warrants and represents that (i) it owns and/or has the right to transfer to Novartis Diagnostics, Company Materials and perform as provided under this Agreement, and (ii) as of the Effective Date the Company Materials are not, to the best of its knowledge, the subject of any pending, imminent, or threatened litigation or dispute.  Unless otherwise set forth in this Agreement, COMPANY MATERIALS ARE PROVIDED WITHOUT WARRANTY OF ANY SORT, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY.  IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOSS OF PROFITS, LOSS OF USE, OR ANY OTHER CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

9.           Notices. Routine notices of conditions or situations affecting the Evaluation will be given in writing between the Principal Investigators of each party.  All other notices will be given in writing and delivered by mail or facsimile to the parties as follows:

To Novartis Vaccines and Diagnostics, Inc.:	To Company:

Novartis Vaccines and Diagnostics, Inc.	Accelr8 Technology Corporation
4560 Horton Street	7000 North Broadway, Building 3-307
Emeryville, California 94608	Denver, Colorado 80221

Attention:	Attention: David Howson

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10.           Indemnification.  To the fullest extent permitted by applicable law, each party shall indemnify the other party and such other party’s directors, officers, employees, agents and representatives from and against any and all demands, claims, losses, liabilities, damages, costs, and expenses whatsoever (including, without limitation, reasonable fees and disbursements of counsel), sustained or incurred under this Agreement by an indemnified party if and to the extent resulting from any action or omission of the indemnifying party or any of its officers, employees, agents or representatives.

(a)           Procedure.  The indemnified party shall promptly notify the indemnifying party of any claim or suit giving rise to its obligations hereunder and permit the indemnifying party to assume sole direction and control of the defense of the claim (including the reasonable selection of counsel) with the right to reasonably settle such action in its sole discretion, provided that such settlement does not impose any material obligation on the indemnified party (including compromising its intellectual property rights) or any admission of fault of the indemnified party.  The indemnified party will reasonably cooperate as requested, at the expense of the indemnifying party, in the defense of the action.

11.           Term; Termination.  The term of this Agreement (the “Term”) shall begin on the Effective Date and end on October 30, 2010 unless extended by mutual written consent.  Either party may terminate this Agreement upon thirty (30) days prior written notice to the other party.  Upon termination or expiration of this Agreement, unless otherwise mutually agreed, both parties shall destroy all Data, except that each party may retain one (1) copy of the Data in its legal archives for the sole purpose of monitoring its obligations hereunder.  Each recipient shall, at the providing/disclosing party’s option, either return or destroy any of the other party’s Confidential Information remaining in its possession.

12.           Survival.  The provisions of Articles 3, 4, 5, 6, 8 and 10 shall survive termination or expiration of this Agreement.

13.           Independent Contractors; Use of Names.  The parties shall perform this Agreement in the capacity of independent contractors.  Neither party, nor their respective employees, consultants or representatives, shall be considered employees, partners, or agents of the other party.  Neither party may make any representations or commitments on the other party’s behalf, nor use the other party’s name or trademarks in any public disclosure, without the named party’s prior written consent.  Accler8 shall comply with all instructions given by Novartis Diagnostics employees while on Novartis Diagnostics’ premises, shall wear a Novartis Diagnostics visitor’s badge above the waist and in plain sight at all times while working within the limits of Novartis Diagnostics facilities, and shall promptly report any missing badges to Novartis Diagnostics.

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14.           Corporate Citizenship.  Novartis Diagnostics gives preference to third parties who share its societal and environmental values, as set forth in the Novartis Vaccines and Diagnostics, Inc.’s Corporate Citizenship Third Party Code (http://www.corporatecitizenship.novartis.com/downloads/business-conduct/Novartis_TP_Code.pdf) and incorporated by reference.  Accordingly, Accler8 represents and warrants that this Agreement will be performed in material compliance with all applicable laws and regulations, including without limitation, laws and regulation relating to health, safety and the environment, fair labor practices and unlawful discrimination.

15.           Assignment.  This Agreement may not be assigned or transferred without the prior written consent of both parties, which consent shall not be unreasonably withheld; provided, however, Novartis Diagnostics may freely assign this Agreement to any person or entity who acquires all or substantially all of its business or assets (or of the business division or product line of such party to which the Evaluation primarily relates).

16.           Waiver and Severability.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.  This Agreement shall be interpreted as a whole and neither for or against either party, in accordance with their common meaning, but taking into account the nature of the project to be rendered and the standards and responsibilities of the parties as professionals rendering those project activities as herein specified.  In the event of a conflict between the provisions in the body of this Agreement and any Exhibits, the terms in the body of this Agreement shall control.  The terms of this Agreement are severable, and if any term of this Agreement is determined to be invalid or unenforceable under any controlling body of law, such invalidity or non-enforceability shall not in any way affect the validity or enforceability of the remaining terms or the validity or enforceability of those terms in any jurisdiction where they are valid and enforceable.  The parties desire the terms herein to be valid and enforced to the maximum extent not prohibited by law, regulation or court order in a given jurisdiction and as such, any invalid or unenforceable terms will be reformed by the parties to effectuate the intent of the parties as evidenced on the Effective Date.

17.           Smoke Free Policy.  Novartis Diagnostics has adopted a smoke-free policy to provide a healthier environment for employees and visitors.  The policy provides that smoking is not permitted at any time on or at any Novartis Diagnostics U.S. site and applies to all companies, subcontractors and agents visiting or providing services on or at Novartis Diagnostics U.S. premises (“Smoke Free Policy”).  Each party shall ensure that its employees, subcontractors, agents and representatives observe the Smoke Free Policy at all times while on or at Novartis Diagnostics’ U.S. premises.  Failure to comply with the Smoke Free Policy may result in the offending individual(s) being directed to leave the premises.

16.           Entire Agreement; Amendment.  This Agreement is the entire agreement of the parties relating to the subject matter hereof.  It may not be amended or modified except in a writing signed by both Novartis Diagnostics and Company.

17.           Governing Law.  This Agreement shall be governed by, and construed in accordance with the laws of the State of California without regard to its choice of law principles.

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[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in multiple counterparts by their duly authorized representatives.

NOVARTIS VACCINES
AND DIAGNOSTICS, INC.

By:  _________________________________
Authorized Representative
Name: ________________________________

Title:   ________________________________

Date: ________________________________

ACCELR8 TECHNOLOGY CORPORATION

By:     ________________________________
           Authorized Representative
Name: ________________________________

Title:   ________________________________

Date:   ________________________________

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EXHIBIT A

Evaluation Plan

Quantitative bacterial detection

Novartis Diagnostics is interested in the performance and accuracy of bacterial and fungal detection from clinical specimens against microbiological culture methods.

Based on ongoing clinical research studies that Accelr8 has initiated, Novartis will evaluate the results of the BACcel system in identifying the type and quantity of bacterial pathogens in these specimens.

Evaluate the range of specimens the BACcel system can utilize including, but not limited to, [***].

Antibiotic ResistanceResistance Phenotype Testing

The BACcel system has the capability to evaluate a range of antibiotic compound to determine pathogen resistance (or susceptibility).  Based on ongoing clinical research studies that Accelr8 has initiated, Novartis will evaluate the results of the BACcel system in determining resistance phenotypes.

Platform (Hardware/Software/Disposable) Investigation

Accelr8 has developed prototype instrumentation, disposables and software to enable the analysis, identification and preparation of clinical specimens towards determining bacterial content and resistance phenotypes.  Novartis will evaluate the system components towards establishing a target product profile and development plan for a diagnostic system.

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EXHIBIT B

Company Materials

•	Genomic DNA or lysed pathogens from a range of organisms covering [***].
•	Proprietary technology for the BACcel platform.

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